EXHIBIT 10.1


                           LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is made as of this 11th day of August, 2006 by and between SLS INTERNATIONAL, INC., A DELAWARE CORPORATION with an address at 1650 W. Jackson, Ozark, Missouri 65721 ("Borrower") and CAPITAL GROWTH ASSET BASED BRIDGE LOAN FUND II, LLC, with an address at 2201 NW Corporate Blvd., Suite 201, Boca Raton, Florida 33431 ("LENDER"). In connection with the mutual covenants and agreements contained herein, the parties hereto agrees as follows:

1. DEFINITIONS. All terms and phrases used herein which are defined in the Uniform Commercial Code in the State of Florida, as amended from time to time (the "UCC"), shall have the meanings given them in the UCC unless otherwise defined herein. The following definitions shall apply throughout this Agreement:

         "AFFILIATE" means with respect to any Person in question, any other Person owned or controlled by, or which owns or controls or is under common control or is otherwise affiliated with such Person in question. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which LENDER's office in Boca Raton, Florida is closed.

         "COLLATERAL" has the meaning given it in Section 4.

         "COST" means the lesser of actual cost or market value of Inventory.

          "CREDIT FACILITIES" has the meaning given it in Section 2.

         "ELIGIBLE INVENTORY" means and includes that inventory (other than packaging materials, labels and supplies) which LENDER, in its sole credit judgment, deems to be Eligible Inventory. Without limiting the generality of the forgoing, no inventory shall be Eligible Inventory unless: (i) it is finished goods or raw materials, (ii) at all times it strictly complies with all of Borrower's warranties and representations to LENDER, (iii) it is in good, new and salable condition (iv) it is not slow moving or is not obsolete or unmerchantable, in LENDER's sole and absolute discretion, (v) it meets all standards imposed by any insurance company or underwriter or governmental agency or authority,
         (vi) it is at all times subject to LENDER's duly perfected, first priority security interest and there exists no other lien or encumbrance other than as permitted hereunder, (vii) it is in Borrower's possession and control situated at a location in compliance with this Agreement, (viii) it is not in the hands of any third party, including a warehouseman, finisher, consignee, etc., (ix) it is not subject to any license or other agreement that limits, conditions, or restricts Borrower's or LENDER's right to sell or otherwise dispose of such Inventory, (x) is not of a type that LENDER, in its sole and absolute discretion, has determined is not Eligible Inventory and (xi) is not in the Borrower's possession based upon consignment, guaranteed sale, or other terms by reason of which the payment by the Borrower may be conditional.

          "ENVIRONMENTAL LAWS" means any and all federal, state and local laws, regulations, rules, orders, licenses, agreements or other governmental restrictions relating to the protection of human health or the environment or to emissions, discharges or releases of pollutants or industrial, toxic or hazardous substances into the environment, or otherwise relating to the manufacture, processing, treatment, transport or handling of pollutants or industrial, toxic or hazardous substances.

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         "ERISA" means the Employee Retirement Income Security Act of 1974, as
         amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA AFFILIATE" means with respect to any Person in question, any Person that would be treated as a single employer with Borrower.

         "ERISA PLAN" means any pension benefit plan subject to Title IV of ERISA maintained by Borrower or any ERISA Affiliate thereof with respect to which Borrower or any ERISA Affiliate has a fixed or contingent liability.

         "EVENT OF DEFAULT" has the meaning given it in Section 13.

         "FACTOR" means Prestige Capital Corporation, or such other party as may enter into Factor Loan Documents with Borrower.

         "FACTOR LOAN DOCUMENTS" means that certain Purchase and Sale Agreement and related documents between Factor and Borrower.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor), consistently applied throughout the period involved.

         "GUARANTORS" means John Gott, Michael Maples and Edward Moist, individually, who shall provide validity guarantees.

         "INDEMNIFIED CLAIMS" means any and all claims, demands, actions, causes of action, judgments, suits, liabilities, obligations, losses, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with any investigation or defense) of every kind or nature, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against or incurred or paid by any Indemnified Person at any time and from time to time, because of or resulting from, in connection with or in any way relating to or arising out of any of the Credit Facilities, the Collateral or any other transaction, act, omission, event or circumstance in any way connected with or contemplated by this Agreement or the other Loan Documents or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing (including but not limited to any investigation, litigation, proceeding, enforcement of LENDER's rights or defense of LENDER's actions related to or arising out of this Agreement or the other Loan Documents), whether or not any Indemnified Person is a party hereto.

         "INDEMNIFIED PERSON" shall collectively mean LENDER and its officers, directors, shareholders, employees, attorneys, representatives, agents, Affiliates, successors and assigns.

         "INV BORROWING BASE" means an amount equal to the lesser of (a) 50% of the Cost of Eligible Inventory or (b) 75% of net forced liquidation value of the Eligible Inventory.

         "INV LINE OF CREDIT" has the meaning given it in Section 2.

         "INV LINE OF CREDIT AMOUNT" has the meaning given it in Section 2.

         "LIEN" means any mortgage, lien, pledge, assignment, adverse claim, charge, security interest or other encumbrance.

         "LOAN" means the loans made by the LENDER to the Borrower hereunder, and other the under the Note and otherwise in connection with the Credit Facilities.

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         "LOAN DOCUMENTS" means this Agreement, the Note, and all other documents, agreements and instruments now or hereafter required by LENDER to be executed and delivered in connection herewith, including, without limitation, all documents, agreements and instruments evidencing, securing, governing, guaranteeing and/or pertaining to the Note and the Credit Facilities.

         "NOTE" has the meaning given it in Section 3.

         "OBLIGATIONS" means any and all loans, advances, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's account pursuant to any agreement authorizing LENDER to charge Borrower's account), obligations, covenants and duties owing by Borrower to LENDER of any kind and description (whether advanced pursuant to or evidenced by this Agreement, any of the other Loan Documents, or any other instrument, or by any other agreement between LENDER and Borrower and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether pursuant to this Agreement, as may be amended, modified, extended and/or restated, or any of the other Loan Documents, or otherwise, and including, without limitation, any debt, liability or obligation owing from Borrower to others which LENDER may have obtained by assignment or otherwise, and further including, without limitation, all interest not paid when due and all costs and expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise. All Obligations are due and payable in full upon the expiration of the Term or any renewal Term, if applicable.

         "OBLIGORS" means Borrower and Guarantors.

         "PERSON" means a corporation, association, partnership, limited liability company, organization, business, individual, governmental or political subdivision thereof or governmental agency.

         "SUBORDINATED DEBT" means indebtedness owing by Borrower to a creditor other than LENDER which has been subordinated and subject in right of payment to the prior payment of all indebtedness and obligations now or hereafter owing by Borrower to LENDER, such subordination to be evidenced by a written agreement between LENDER and the subordinated creditor which is in form and substance satisfactory to LENDER.

         "TERM" means one (1) year from the date hereof, but shall be automatically renewed for consecutive one (1) year terms unless terminated by written notice of either party sixty (60) days prior to the end of the initial Term or any renewal Term, which termination shall be effective on an anniversary date of this Agreement. Notice of such termination shall be effectuated by the mailing of a certified letter, return receipt requested, not less than sixty (60) days immediately prior to the effective date of such termination, addressed to the other party at the address set forth in the opening paragraph of this Agreement. A Facility Fee shall be due and payable upon every renewal of the Term.

         "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) of ERISA or (ii) any other reportable event described in Section 4043 of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA; (b) the

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         withdrawal of Borrower or any Affiliate of Borrower from any ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or (c) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

2. CREDIT FACILITIES. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, LENDER hereby agrees to provide to Borrower the following Credit Facility or Facilities (whether one or more, the "Credit Facilities"):

         (a) INV Line of Credit. Subject to the terms and conditions set forth herein, LENDER agrees to provide to Borrower a revolving line of credit (the "INV Line of Credit") during the period commencing on the date hereof and continuing through the maturity date of the Note evidencing the INV Line of Credit from time to time or such shorter period as provided herein. Borrower may request advances under the INV Line of Credit from time to time; provided; however, the total principal amount outstanding at any time under the INV Line of Credit shall not exceed the lesser of (i) an amount equal to the INV Borrowing Base, or (ii) $2,000,000.00 (the "INV Line of Credit Amount"). If at any time the aggregate principal amount outstanding under the INV Line of Credit shall exceed an amount equal to the INV Borrowing Base or the INV Line of Credit Amount (an "Over Advance"), LENDER may, in LENDER's sole and absolute discretion, require Borrower to (i) immediately repay to LENDER such excess amount, plus all accrued but unpaid interest thereon, or (ii) furnish LENDER with such additional collateral (i.e., equipment or machinery) that is valued, in LENDER's sole and absolute opinion, at or greater than the excess amount. In the event of the existence of an Over Advance, Borrower shall pay to LENDER, at LENDER's discretion, an Over Advance Fee in the amount of $250.00 for each day that the Over Advance is outstanding. Nothing provided herein shall constitute consent by LENDER to such Over Advance. Borrower may request advances under the INV Line of Credit no more often than once each calendar day. Subject to the terms and conditions set forth in this Agreement and in the Note evidencing the INV Line of Credit from time to time, Borrower may borrow, repay and re-borrow under the INV Line of Credit. The sums advanced under the INV Line of Credit, shall be used for working capital purposes.

3. PROMISSORY NOTE. Borrower agrees to execute, contemporaneously herewith, a promissory note payable to the order of LENDER, in form and substance acceptable to LENDER in LENDER's sole and absolute discretion, for the Credit Facility provided hereunder to evidence the indebtedness owing by Borrower to LENDER under such Credit Facility (whether one or more, together with any renewals, extensions and increases thereof, the "Notes or Note"). Interest on the Note shall accrue at the rate set forth therein. The principal of and interest on the Note shall be due and payable and may be prepaid in accordance with the terms and conditions set forth in the Note and in this Agreement. Subject to the terms of the Note and the other Loan Documents, Borrower

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         may borrow, repay and reborrow thereunder. Notwithstanding the foregoing, if Borrower repays any outstanding balance due on the Note (in full or in part) and/or the available line is reduced at any time during the term of the Loan, LENDER makes no representations and/or guarantee to Borrower that funds will be available to Borrower if Borrower requests additional or future advances on the line subsequent to any repayment or pay down thereof. Borrower agrees to hold LENDER harmless in all respects and hereby waives any rights Borrower may have under the Note or any of the Loan Documents to pursue an action, lawsuit, claim or the like against LENDER in the event that funds are unavailable to advance subsequent to a repayment or pay down of any portion of the Loan.

4. COLLATERAL. Borrower hereby grants to LENDER a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations owed by Borrower to LENDER and in order to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement, the Loan Documents and otherwise created. LENDER's security interest in the Collateral shall attach to all Collateral without further act on the part of LENDER or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of negotiable instruments (the "Negotiable Collateral"), Borrower shall, immediately upon written request therefore from LENDER, endorse and assign such Negotiable Collateral over to LENDER and deliver actual physical possession of the Negotiable Collateral to LENDER.

         Collateral means and includes the following:

         Accounts Receivable. All of the Borrower's accounts as defined in the UCC ("Accounts"); and all of the foregoing, whether or not now owned or hereafter created or acquired.

         Inventory. All inventory, goods, merchandise, and other personal property now owned or hereafter acquired by the Borrower that are held for sale or lease, or are furnished to or to be furnished under any contract of services or are finished goods, raw materials, work-in-process, supplies, or materials used or consumed in the Borrower's business, and all products thereof, and all substitutions, replacements, additions, or accessions therefor or thereto.

         Proceeds. All cash and non-cash proceeds of the foregoing, including, but not limited to, insurance proceeds, cash, checks, monies on deposit in any bank or banks, accounts receivable, instruments, documents chattel paper and general intangibles (as such terms are defined in the UCC) received by the Borrower on the sale, lease, transfer or assignment of the Accounts Receivable and Inventory; provided that this provision shall not be construed as a waiver of any restriction contained in this Agreement against alienating or encumbering the Collateral.


         LENDER may at any time and from time to time, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of the Borrower or words of similar effect and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower. The Borrower agrees to furnish any such information to LENDER promptly upon request.

5. GUARANTORS. As a condition precedent to LENDER's obligation to provide the Credit Facilities to Borrower, Borrower agrees to cause the Guarantors to each execute and deliver to LENDER contemporaneously herewith a guaranty agreement, in form and substance acceptable to LENDER in LENDER's sole and absolute discretion.

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6.       FEES.

         a) Facility Fee. Borrower shall pay to LENDER, concurrently with the initial funding, a facility fee in the amount of $30,000.00. Borrower hereby authorizes LENDER to collect such fee by deducting such fee from the first advance under the subject Credit Facilities. Borrower and LENDER acknowledge and agree that the facility fee is reasonable compensation to LENDER for making the subject Credit Facilities available to Borrower and for no other purpose and are fully earned and non-refundable under any and all circumstances upon initial funding.

         (b) Monitoring Fee. Borrower agrees to pay LENDER a monitoring fee on the last day of each calendar month during the term of the INV Line of Credit equal to one-half of one percent (.5%) of funds advanced. If the first calendar month covers less than a full month, the monitoring fee shall be prorated for such month. The monitoring fees will be remitted directly from Factor. Borrower and LENDER acknowledge and agree that such fee is reasonable compensation to LENDER for the monitoring and administration of the Credit Facilities. The monitoring fee shall be due for every month, or portion thereof, during the term of this Agreement.

                  The calculation of the monitoring fee will commence with the date that funds are advanced and will end on the date that cleared funds are received including three (3) clearing days for in-state checks and five (5) days for out-of-state checks.

7. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants, and upon each request for an advance under the Credit Facilities further represents and warrants, to LENDER as follows:

         (a) Existence. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and is duly licensed, qualified to do business and is in good standing in all other states in which such licensing, qualification and good standing are necessary. Borrower has all requisite power and authority (i) to own and operate its properties, (ii) to carry on its business as now conducted and as proposed to be conducted, and (iii) to execute and deliver this Agreement and the other Loan Documents to which Borrower is a party.

         (b) Binding Obligations. The execution, delivery, and performance of this Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

         (c) No Consent. The execution, delivery and performance of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not
                  (i) conflict with, result in a violation of, or constitute a default under (A) any provision of Borrower's articles or certificate of incorporation, articles or certificate of organization, operating agreement, regulations, partnership agreement or bylaws, as the case may be, (B) any law, governmental regulation, court decree or order applicable to Borrower, or (C) any other document or agreement to which Borrower is a party, or (ii) require the consent, approval or authorization of any third party, except for Factor.

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         (d)      Financial Condition. Each financial statement of Borrower
                  supplied to LENDER is true, correct and complete in all material respects and fairly presents Borrower's financial condition in all material respects as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower subsequent to the date of the most recent financial statement supplied to LENDER.

         (e) Litigation. Except for those items disclosed by the Borrower in its public filings with the Securities and Exchange Commission, there are no actions, suits or proceedings, pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the properties of Borrower, before any court or governmental department, commission or board, which, if determined adversely to Borrower, would have a material adverse effect on the business, financial condition, properties, operations or prospects of Borrower.

         (f) Taxes: Governmental Charges. Borrower has filed all federal, state and local tax reports and returns required by any law or regulation to be filed by it and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. There is no tax Lien notice against Borrower or its properties presently on file.

         (g) ERISA Compliance. Borrower is in compliance with ERISA concerning Borrower's ERISA Plan, if any, or is not required to contribute to any "multi-employer plan" as defined in
                  Section 401 of ERISA.

         (h) Compliance with Laws. Borrower is conducting its business in material compliance with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower or upon its businesses, 'operations and property (including, without limitation, all Environmental Laws). Borrower has all permits and licenses necessary for the operations of its business as presently conducted and as proposed to be conducted.

         (l) Ownership of Collateral; UCC-1 Financing Statements. Except as held by Factor or otherwise expressly permitted by LENDER, Borrower is the sole owner of the Collateral, free and clear of any and all liens or encumbrances, and will defend the same against all claims and demands of all persons whomsoever. No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. Borrower covenants and agrees that other than those held by Factor there are no UCC-1 Financing Statements filed with the State of Delaware that are or will be superior in lien priority to the UCC-1 Financing Statement(s) LENDER is filing in connection with the Loan.

         (m) Security Interest. Borrower has and will have at all times full right, power and authority to grant a security interest in the Collateral to LENDER in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance (other than those in favor of Factor, LENDER or otherwise expressly permitted by LENDER in the other Loan Documents or herein). This Agreement creates a legal, valid and binding security interest in favor of LENDER in the Collateral securing the Obligations.

         (n) Location. Borrower's residence or chief executive office, as the case may be, and the office where the records concerning the Collateral are kept is located at its address set forth on the signature page hereof. Except as specified elsewhere herein, all Collateral shall be kept at such address and such other addresses as may be approved by LENDER in writing.

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         (o)      Preferred Stock. There are at least three thousand seven
                  hundred and fifty (3750) shares of the Borrower's Series C Preferred Stock (the "Preferred Stock") outstanding, and the majority of the holders of such Preferred Stock have not approved providing collateral to the LENDER other than the Collateral. The Borrower shall not request any such approval for any creditor other than the LENDER without the LENDER's prior written consent. The entering into this Loan Agreement and the Loan Documents is authorized under the terms of the Preferred Stock

         (p) Use of Collateral. The Borrower shall keep the Collateral in good order and repair and shall protect the Collateral from waste, loss, or damage. The Borrower shall not cause or permit the Collateral to be attached or affixed to real estate in such manner that it will become a fixture. Borrower shall not use or permit the use of the Collateral in violation of any applicable law, statute, ordinance, or regulation. Except for the sale of Inventory in the ordinary course of the Borrower's business, the Borrower shall not remove any collateral from the address set forth below for the giving of notices to the Borrower. Additionally, Borrower shall not be permitted to sell, convey or transfer any of its Inventory to any individual or third party purchaser for cash unless Borrower first obtains LENDER's express written consent and authorization.

         (q) Liens, Encumbrances, and Taxes. The Borrower shall keep the Collateral free and clear of any and all liens and encumbrances, excepting only the liens in favor of Factor, the lien created by this Agreement and the UCC-1 Financing Statements filed by LENDER herewith or those expressly permitted by LENDER in connection with any other financing relationship acknowledged and approved by LENDER. The Borrower shall pay when due all taxes, fees, or assessments imposed upon or with respect to the Collateral.

                  Borrower (i) will timely pay all property and other taxes, assessments and governmental charges or levies imposed upon the Collateral or any part thereof: (ii) will timely pay all lawful claims which, if unpaid, might become a lien or charge upon the Collateral or any part thereof, and (iii) will maintain appropriate accruals and reserves for all such liabilities in a timely fashion in accordance with generally accepted accounting principles. Borrower may, however, delay paying or discharging any such taxes, assessments, charges, claims or liabilities so long as the validity thereof is contested in good faith by proper proceedings and provided Borrower has set aside on Borrower's books adequate reserves therefor; provided, however, Borrower understands and agrees that in the event of any such delay in payment or discharge and upon LENDER's written request, Borrower will establish with LENDER an escrow acceptable to LENDER adequate to cover the payment of such taxes, assessments and governmental charges with interest, costs and penalties and a reasonable additional sum to cover possible costs, interest and penalties (which escrow shall be returned to Borrower upon payment of such taxes, assessments, governmental charges, interests, costs and penalties or disbursed in accordance with the resolution of the contest to the claimant) or furnish LENDER with an indemnity bond secured by a deposit in cash or other security acceptable to LENDER.

         (r) Insurance. The Borrower shall keep the Collateral insured at Borrower's sole cost and expense against fire or other casualty in an amount equal to its full insurable value. Borrower shall name LENDER as a loss payee and additional insured as its interests may appear on all such policies, with priority in payment to the LENDER. Such insurance shall be obtained under policies that are acceptable to LENDER in all respects and that are not subject to cancellation or modification by the insurer without at least 10 days' prior written notice to the LENDER. The Borrower shall furnish the

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                  LENDER with such evidence of the Borrower's compliance with this Section as the LENDER may, from time to time, reasonably require. Borrower will also, at the request of LENDER, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. All insurance payments in respect of loss of or damage to any Collateral shall be paid to LENDER and applied as LENDER in its sole discretion deems appropriate. Notwithstanding the foregoing, all proceeds payable under the insurance policy to LENDER may, upon receipt by LENDER and absent and Event of Default, be applied to repair or replace the damaged and/or affected Collateral. If an Event of Default shall have occurred and is continuing, all such proceeds shall be applied on account of the Obligations owing to LENDER.

         (s) Possession of Collateral. Until there is a default under the terms of this Agreement, the Borrower may retain possession of the Collateral and may use the Collateral in a manner not inconsistent with this Agreement.

         (t) Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. If applicable, Borrower shall use commercially reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to LENDER. After the closing date, no real property or warehouse space shall be leased by Borrower and no Inventory shall be shipped to a processor or converter under arrangements established after the closing date unless a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Borrower shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

         (u) Further Assurances. Borrower will from time to time at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that LENDER may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest, (ii) to enable LENDER to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing and filing such financing or continuation statements, or amendments thereto; and (B) furnishing to LENDER from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail satisfactory to LENDER.

         8. CONDITIONS PRECEDENT TO ADVANCES. LENDER's obligation to make any advance under this Agreement and the other Loan Documents shall be subject to the conditions precedent that, as of the date of such advance and after giving effect thereto (i) all representations and warranties made to LENDER in this Agreement and the other Loan Documents shall be true and correct, as of and as if made on such date, (ii) no material adverse change in the financial condition of Borrower or its business since the effective date of the most recent financial statements furnished to LENDER by Borrower shall have occurred, (iii) no Event of Default shall have occurred and no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined), (iv) LENDER shall have received all Loan Documents appropriately executed by Borrower and all other proper parties and all such Loan Documents are in full force and effect, and (v) LENDER shall have received all fees and expenses owing to LENDER under this Agreement and the other Loan Documents.

9. AFFIRMATIVE COVENANTS. Until the later to occur of: (i) the Notes and all other obligations and liabilities of Borrower under this Agreement and the other Loan Documents are fully paid and satisfied, and (ii) LENDER has no further commitment to lend hereunder, Borrower agrees and covenants that it will, unless LENDER shall otherwise consent in writing (which consent may be withheld by LENDER in LENDER's sole and absolute discretion):

         (a) Accounts and Records. Maintain its books and records in accordance with GAAP.

         (b) Right of Inspection. Permit LENDER to visit its properties and installations and to examine and make and take away copies or reproductions of Borrower's books and records, at all reasonable times. Borrower agrees to pay all costs associated with any such examinations, at a rate equal to $750 per day, per person, plus out-of- pocket expenses.

         (c) Right to Additional Information. Furnish LENDER with such additional information and statements, lists of assets and liabilities, tax returns, and other reports with respect to Borrower's financial condition and business operations as LENDER may request from time to time.

         (d) Compliance with Laws. Conduct its business in an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower, its businesses, operations and properties (including without limitation, all Environmental Laws).

         (e) Taxes. Pay and discharge when due all assessments, taxes, governmental charges and levies, of every kind and nature, imposed upon Borrower or its properties, income or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a Lien upon any of Borrower's property, income or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy or claim so long as (i) same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings timely instituted,
                  (ii) Borrower shall have established adequate reserves with respect to such contested assessment, tax, charge, levy or claim in accordance with GAAP, and deposit such reserves with LENDER, and (iii) the perfection and priority of LENDER's security interest in the Collateral, or the value of the Collateral, is not impaired.

         (f) Insurance. Maintain, with financially sound and reputable insurers, such insurance as deemed necessary or otherwise required by LENDER, including but not limited to, fire insurance, comprehensive property damage, public liability, worker's compensation and business interruption insurance, in such amounts, with such deductibles and with such carriers as LENDER shall approve. In addition Borrower shall at all times maintain public liability insurance, in such amounts, with such deductibles and with such carriers as LENDER shall approve, naming LENDER as additional insured. Borrower shall also maintain worker's compensation insurance and will provided ELNDER with proof of such coverages. Borrower shall maintain business interruption insurance naming LENDER as loss payee, in such amounts, with such deductibles and with such carriers as LENDER shall approve.

         (g) Notice of Material Change/Litigation. Borrower shall promptly notify LENDER in writing (i) of any material adverse change in Borrower's financial condition or its businesses, and (ii) of any litigation or claims against Borrower, which could materially affect Borrower or its business operations, financial condition or prospects.

         (h) Organizational Existence. Maintain its organizational existence and good standing in the state of its incorporation or organization and its qualification and good standing in all other states where required by applicable law.

         (i) ERISA. Borrower shall promptly notify LENDER in writing of the adoption or amendment of any plan that results in the representations in Subsection 7(g) no longer being true and correct.

         (j) Additional Documentation. Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments or documents which LENDER may reasonably request in order to give effect to the transactions contemplated under this Agreement and the other Loan Documents.

         (k) Factoring Relationship. Borrower shall be obligated to maintain its factoring relationship with Factor at all times during the term of the Loan and this Agreement. At all times Borrower shall have not less than ninety percent (90%) in dollar volume of its Accounts Receivable collected by the Factor. Borrower's failure to do so shall be deemed an Event of Default wherein LENDER shall have the right to exercise all rights and remedies available to it under this Agreement and the Loan Documents.

         (l) Consignment Inventory. Borrower has taken all steps necessary, including filing of all necessary UCC-1 financing statements, in order to perfect its ownership of and all other rights in Inventory consigned to third parties, and to protect LENDER's first priority security interest in such consigned Inventory.

10. NEGATIVE COVENANTS. Until (i) the Notes and all other obligations and liabilities of Borrower under this Agreement and the other Loan Documents are fully paid and satisfied, and (ii) LENDER has no further commitment to lend hereunder, Borrower will not, without the prior written consent of LENDER (which consent may be withheld in LENDER's sole and absolute discretion):

         (a) Nature of Business. Make any material change in the nature of its business as carried on as of the date hereof.

         (b) Liquidations; Mergers; Consolidations; Acquisitions; Name Change. Liquidate, merge or consolidate with or into any other Person, convert from one type of legal entity to another type of legal entity, form or acquire any new subsidiary or acquire by purchase or otherwise all or substantially all of the assets of any other Person, or change its name or operate under any new trade or assumed names.

         (c) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business, upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a person or entity not an Affiliate of Borrower and in accordance with the terms and provisions of the Loan Documents.

         (d) Sale of Assets. Sell, lease, transfer or otherwise dispose of all or substantially all of its assets or properties, other than inventory sold in the ordinary course of business and as necessary to replace obsolete equipment.

         (e) Transfer of Ownership. Permit the sale, pledge or other transfer of any of the ownership interest in Borrower, other than in connection with the conversion, sale, or transfer of the Preferred Stock.
         (f) Change in Management. Permit a change in the senior management of Borrower.

         (g) No Disposition of Collateral; Ownership and Liens; Defense. Except for its Inventory, which the Borrower may sell, lease, or otherwise transfer in the ordinary course of the Borrower's business, and except for Borrower's Equipment (including vehicles utilized by Borrower in operating Borrower's business) that is replaced in the ordinary and usual course of Borrower's business with equipment (and vehicles, as applicable) of equal or greater value, Borrower shall not sell, transfer, lease, or otherwise dispose of the Collateral. Borrower will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Borrower will defend, at Borrower's sole cost and expense, LENDER's right, title and security interest in and to the Collateral against the claims of any third party.

         (h) Goods. Borrower will not permit any Collateral which constitutes goods to at any time (i) be covered by any document except documents in the possession of the LENDER,
                  (ii) become so-related to, attached to or used in connection with any particular real property so as to become a fixture upon such real property, or (ii) be installed in or affixed to other goods so as to become an accession to such other goods unless such other goods are subject to a perfected first priority security interest under this Agreement.

         (i) Compromise of Collateral. Borrower will not adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business; provided, however, this exception shall automatically terminate upon the occurrence of an Event of Default or upon LENDER's written request Borrower shall provide to LENDER such information concerning (i) any adjustment, settlement, compromise, amendment or modification of any Collateral, and
                  (ii) any claim asserted by any account Borrower for credit, allowance, adjustment, dispute, setoff or counterclaim, as LENDER may request from time to time.


11. REPORTING REQUIREMENTS. Until (i) the Notes and all other obligations and liabilities of Borrower under this Agreement and the other Loan Documents are fully paid and satisfied, and (ii) LENDER has no further commitment to lend hereunder, Borrower will, unless LENDER shall otherwise consent in writing, furnish to LENDER:

         (a) Financial Statements. The following unaudited financial statements: (i) within 75 days after the last day of each fiscal year of Borrower a consolidated statement of income and a consolidated statement of cash flows of Borrower for such fiscal year, and a consolidated balance sheet of Borrower as of the last day of such fiscal year; (ii) within 30 days after the last day of each fiscal month of Borrower, an unaudited consolidated statement of income and statement of cash flows of Borrower for such fiscal month, and an unaudited consolidated balance sheet of Borrower as of the last day of such fiscal month (which need not be prepared in accordance with GAAP); and (ii) within 40 days after the last day of each fiscal quarter of Borrower, an unaudited consolidated statement of income and statement of cash flows of Borrower for such fiscal quarter, and an unaudited consolidated balance sheet of Borrower as of the last day of such fiscal quarter. Borrower represents and warrants that each such statement of income and statement of cash flows will fairly present, in all material respects, the results of operations and cash flows of Borrower for the period set forth therein, and that each such balance sheet will fairly present, in all material respects, the financial condition of Borrower as of the date set forth therein, all in accordance with GAAP (other than as provided above), (and subject to year-end review adjustments).

         (b) Borrowing Base Report. An Advance Request/Borrowing Base Certificate, in the form attached hereto as Schedule A, contemporaneously with each advance requested under the INV Line of Credit and within 3 Business Days after the end of each week, and within 5 Business Days after the end of each month.

         (c) Inventory Listing. A list of Borrower's inventory by location and type (to include the following: raw materials, work in process and finished goods) within 3 Business Days after the end of each week, and 5 Business Days after the end of each month, in form and detail satisfactory to LENDER.

         (d) Additional Reporting Requirements. Borrower shall furnish LENDER with the following information:

                  (i) Monthly Business Financial Statements by the 30th day of the following month.

                  (ii) Monthly Accounts Payable Aging Reports by the 10th day of the following month.

                  (iii) Quarterly Payroll Tax Deposit Reports by the 20th day of the following month.

                  (iv) Annual Business Tax Returns within twenty (20) days after such returns are filed.

                  (v) Weekly Inventory Summary Reports delivered every Monday during the Term of the Loan containing a detail synopsis and description of the Inventory warehoused by Borrower at the time the report is generated.

                  (vi) Copies of all filings with state and federal regulatory authorities, upon the filing of such filings.

12. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" under this Agreement and the other Loan Documents:

         (a) Failure to Pay Indebtedness. Borrower shall fail to pay as and when due any part of the principal of, or interest on, the Notes or any other indebtedness or obligations now or hereafter owing to LENDER by Borrower.

         (b) Non-Performance of Covenants. Any of the Obligors shall breach any covenant or agreement made herein, in any of the other Loan Documents, or in any other agreement now or hereafter entered into between any of the Obligors and LENDER.

         (c) False Representation. Any warranty or representation made herein, or in any of the other Loan Documents shall be false or misleading in any material respect when made.

         (d) Default Under Other Loan Documents. The occurrence of an event of default under any of the other Loan Documents, or any other agreement now or hereafter entered into between any of the Obligors and LENDER.

         (e) Untrue Financial Report. Any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by any Obligor, or by any other person on behalf of any Obligor, to LENDER is not true and correct in any material respect.

         (f) Default to Third Party. The occurrence of any event which permits the acceleration of the maturity of any indebtedness owing by any of the Obligors to any third party under any agreement or undertaking, including FACTOR.

         (g) Bankruptcy. The filing of a voluntary or involuntary case by or against any of the Obligors under the United States Bankruptcy Code or other present or future federal or state insolvency, bankruptcy or similar laws, or the appointment of a receiver, trustee, conservator or custodian for a substantial portion of the assets of any of the Obligors.

         (h) Insolvency. Any of the Obligors shall become insolvent, make a transfer in fraud of creditors or make an assignment for the benefit of creditors.

         (i) Involuntary Lien. The filing or commencement of any involuntary Lien, garnishment, attachment or the like shall be issued against or with respect to the Collateral.
         (j) Material Adverse Change. A material adverse change shall have occurred in the financial condition, business prospects or operations of any of the Obligors.

         (k) Tax Lien. Any of the Obligors shall have a federal or state tax Lien filed against any of its properties.

         (l) Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law.

         (m) ERISA Plan. Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $25,000 exists with respect to any ERISA Plan of Borrower or its ERISA Affiliate, or (ii) any Termination Event occurs with respect to any ERISA Plan of Borrower or its ERISA Affiliate and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $25,000.

         (n) Guarantor's Obligations. If any of the obligations of any Guarantor is limited or terminated by operation of law or by such Guarantor, or any such Guarantor becomes the subject of an insolvency proceeding.

         (o) Judgment. The entry against any of the Obligors of a final and nonappealable judgment for the payment of money in excess of $25,000 (not covered by insurance satisfactory to LENDER in LENDER's sole discretion).

         (p) Failure to Maintain Factoring Relationship. Borrower failure to maintain its factoring relationship with Factor at all times during the term of the Loan and this Agreement.

         (q) Loss of or Damage to Collateral. Collateral with a book value of $25,000.00 or more, as determined from the Borrower's books, is lost, destroyed, stolen, or substantially damaged, and such loss, destruction, theft, or damage is not covered by insurance, or the Collateral, or any portion thereof, is voluntarily or involuntarily taken on execution or other process of law.

         (r) Foreclosure Suit. Commencement of a foreclosure action or proceeding by any third party against the Collateral if the LENDER reasonably determines that such action or proceeding would jeopardize the security interest created by this Agreement.

         (s) Entry of Judgment; Involuntary Lien. The entry of a final judgment, order or decree against Borrower for the payment of money in excess of $25,000 that is not covered by insurance satisfactory to LENDER in LENDER's sole and absolute discretion, or the filing or commencement of any involuntary lien, garnishment, attachment or the like shall be issued against or with respect to any of the Collateral.

         (t) Loss of or Damage to Collateral. Collateral with a book value of $25,000.00 or more, as determined from the Borrower's books, is lost, destroyed, stolen, or substantially damaged, and such loss, destruction, theft, or damage is not covered by insurance, or the Collateral, or any portion thereof, is voluntarily or involuntarily taken on execution or other process of law.


         Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative.

13. REMEDIES.

         Upon the occurrence of an Event of Default by Borrower under this Agreement, LENDER may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

         A. Declare all Obligations, whether arising pursuant to this Agreement or otherwise, immediately due and payable;

         B. Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and LENDER;

         C. Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of LENDER, but without affecting LENDER's rights and security interest in the Collateral and without affecting the Obligations owing by Borrower to LENDER;

         D. LENDER or LENDER's designee may notify customers, account debtors or lessees of Borrower that the Accounts have been assigned to LENDER and that LENDER has a security interest therein, collect them directly, and charge the reasonable collection costs and expenses to Borrower's loan account;

         E. Without notice to or demand upon Borrower or any Guarantor, make such payments and do such acts as LENDER considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if LENDER so requires, and to make the Collateral available to LENDER as LENDER may designate. Borrower authorizes LENDER to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of LENDER appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

         F. LENDER is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses, and all franchise agreements shall insure to LENDER's benefit;

         G. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral;

         H. Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms. It is not necessary that the Collateral be present at any such sale;

         I. In connection with any such sale, the standard of commercial reasonableness will be deemed satisfied if LENDER does the following:

         (i) Location of Sale(s). The sale(s) may be conducted at Borrower's premises, LENDER's premises, the premises of any third party located in or adjacent to any county in which any of the collateral is located, or any other location which LENDER believes is reasonably convenient to potential purchasers. The selection of any such location(s) shall be in the sole and absolute discretion of LENDER.

         (ii) Notice of Sale. LENDER shall give notice of the disposition of the Collateral as follows:

                  (a) LENDER shall give Borrower and each holder of a security interest in the Collateral who has filed with LENDER a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

                  (b) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 17, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to LENDER;

                  (c) If the sale is to be a public sale, LENDER shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

         J. LENDER may credit bid and purchase at any public sale;

         K. If LENDER sells any of the Collateral upon Credit, Borrower will be credited only with payments actually made by the purchaser, received by LENDER and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, LENDER may resell the Collateral and Borrower shall be credited with the net proceeds of sale.

         L. Borrower shall pay all reasonable LENDER Expenses incurred in connection with LENDER's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by LENDER;

         M. Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by LENDER.

         LENDER's rights and remedies under this Agreement and all other agreements shall be cumulative. LENDER shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by LENDER of one right or remedy shall be deemed an election, and no waiver by LENDER of any default on Borrower's part shall be deemed a continuing waiver. No delay by LENDER shall constitute a waiver, election or acquiescence by it.

14. INDEMNIFICATION. Borrower hereby indemnifies and agrees to hold harmless and defend all Indemnified Persons from and against any and all Indemnified Claims. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED CLAIMS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PERSON, but shall exclude any of the foregoing resulting from such Indemnified Person's gross negligence or willful misconduct. If Borrower or any third party ever alleges any gross negligence or willful misconduct by any Indemnified Person, the indemnification provided for in this Section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and affect of the alleged gross negligence or willful misconduct. Upon notification and demand, Borrower agrees to provide defense of any Indemnified Claim and to pay all costs and expenses of counsel selected by any Indemnified Person in respect thereof. Any Indemnified Person against whom any Indemnified Claim may be asserted reserves the right to settle or compromise any such Indemnified Claim as such Indemnified Person may determine in its sole discretion, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the Indemnified Claims. Except as specifically provided in this Section, Borrower waives all notices from any Indemnified Person. The provisions of this Section shall survive the termination of this Agreement.

15. RIGHTS CUMULATIVE. All rights of LENDER under the terms of this Agreement shall be cumulative of, and in addition to, the rights of LENDER under any and all other agreements between Borrower and LENDER (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by LENDER under the terms of any other agreement.

16. WAIVER AND AGREEMENT. Neither the failure nor any delay on the part of LENDER to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by LENDER, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

17. BENEFITS AND TERM. This Agreement shall be binding upon and inure to the benefit of LENDER and Borrower, and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of LENDER, assign any rights, powers, duties or obligations under this Agreement or any of the other Loan Documents.

18. NOTICES. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, or

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

         (iv) telecopy (with receipt thereof confirmed by telecopier) sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, in the case of mail, three (3) days after deposit in a depository receptacle under the care and custody of the United States Postal Service, or in the case of telecopy, upon receipt. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

19. GOVERNING LAW, VENUE, SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON- PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER OR THEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF FLORIDA. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE PERFORMABLE BY THE PARTIES IN PALM BEACH COUNTY, FLORIDA. BORROWER AND LENDER EACH AGREE THAT PALM BEACH COUNTY, FLORIDA, SHALL BE THE EXCLUSIVE VENUE FOR LITIGATION OF ANY DISPUTE OR CLAIM ARISING UNDER OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT SUCH COUNTY IS A CONVENIENT FORUM IN WHICH TO DECIDE ANY SUCH DISPUTE OR CLAIM. BORROWER AND LENDER EACH CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN PALM BEACH COUNTY, FLORIDA FOR THE LITIGATION OF ANY SUCH DISPUTE OR CLAIM. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

20. WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH.

21. INVALID PROVISIONS. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

22. EXPENSES. Borrower shall pay all costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with (i) the preparation of the Loan Documents, (ii) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, (iii) any action in the enforcement of LENDER's rights upon the occurrence of Event of Default and (iv) all expenses incurred or paid by LENDER for purposes of conserving and protecting the Collateral, including, but not limited to, reasonable attorney's fees and other legal expenses incurred in connection with retaking, holding, preparing for sale, and selling the Collateral.

23. PARTICIPATION OF THE CREDIT FACILITIES. Borrower agrees that LENDER may, at its option, sell interests in any of the Credit Facilities and its rights under this Agreement and the other Loan Documents and, in connection with each such sale, LENDER may disclose any financial and other information available to LENDER concerning Borrower to each prospective purchaser and assignee.

24. CONFLICTS. In the event any term or provision hereof is inconsistent with or conflicts with any provision of the other Loan Documents between Borrower and LENDER, LENDER shall determine, in LENDER'S sole and absolute discretion, the terms and provisions that it wishes to govern the relationship of the parties.

25. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopy also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

26. COMPLIANCE. Borrower agrees, if requested by LENDER or its counsel, to fully cooperate and adjust for clerical errors (including the payment of any amounts due) in any or all loan closing documentation if deemed necessary or desirable in the reasonable discretion of LENDER for any reason or purpose whatsoever in order to ensure LENDER has a complete and accurately documented loan file. Further, Borrower does hereby so agree and covenant in order to assure that the loan documentation executed this date will conform and be acceptable in the marketplace in the instance of transfer, sale or conveyance by LENDER of its interest in and to said loan documentation or to otherwise reasonably comply with LENDER's loan requirements. The provisions of this Section shall survive termination of this Agreement.

27. ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS AGREEMENT ALSO AMENDS AND SUPERSEDES ANY OF THE TERMS OF ANY PRIOR WRITTEN AGREEMENTS WITH RESPECT TO THE MATTERS SET FORTH IN THIS AGREEMENT.

EXECUTED as of the date first above written.

LENDER:                                              BORROWER:

Capital Growth Asset Based Bridge Loan Fund          SLS International, Inc., a
II, LLC, a Florida limited liability company         Delaware corporation


By: Crossroads Collateral Management
Fund, LLC, its managing member


By:                                                  By:
   -------------------------                            ------------------------
                                                        Name:
Name:                                                   Title:
     -----------------------

Title:
      ------------------------



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